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                                                                      EXHIBIT 99

                                REVOCABLE PROXY


                         COMMUNITY CHARTER CORPORATION
                        SPECIAL MEETING OF STOCKHOLDERS

                                                 , 1996
                             --------------------


    The undersigned hereby appoints the Board of Directors of Community Charter Corporation ("Community"), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Community which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Meeting"), to be held on __________, ______________, 1996, at ________________________, located at
__________________________, ___________, Missouri at __:__ _.m., local time, as follows:

     The approval of the Agreement and Plan of Merger and Reorganization, dated as of April 16, 1996, by and among Roosevelt Financial Group, Inc. ("Roosevelt") and Community, and the merger of Community with and into Roosevelt.


     FOR [_]               AGAINST [_]             ABSTAIN [_]


In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting.

                 The Board of Directors recommends a vote "FOR"
                             the listed proposals.


 THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Meeting, and after notification to the Secretary of Community at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

          The undersigned acknowledges receipt from Community, prior to the execution of this proxy, of Notice of the Meeting and a Proxy
Statement/Prospectus.



Dated:  ________________________  ______________________________________________
                                  PRINT NAME OF STOCKHOLDER



                                  ______________________________________________
                                  SIGNATURE OF STOCKHOLDER



                                  ______________________________________________
                                  PRINT NAME OF STOCKHOLDER



                                  ______________________________________________
                                  SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

  ___________________________________________________________________________

          PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN
                       THE ENCLOSED POSTAGE-PAID ENVELOPE
  ___________________________________________________________________________